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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):	Commission File Number:
April 29, 2004	01-12888

SPORT-HALEY, INC.
(Exact name of Registrant as specified in its charter)

Colorado	84-1111669
(State of incorporation)	(I.R.S. Employer Identification Number)

4600 E. 48th Avenue
Denver, Colorado 80216
303/320-8800
(Address of principal executive
offices and telephone number)

ITEM 5. Other Events and Regulation FD Disclosure.

        On May 4, 2004, Sport-Haley, Inc. (the "Company") issued a news release announcing that the United States District Court for the District of Colorado entered on April 29, 2004 its Final Order and Judgment approving the settlement of the class action that had been pending since October 2001 against the Company, two officers and directors and one former officer and director. A copy of this press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

ITEM 7. EXHIBITS

  (c)
  Exhibits.

Exhibit No.	Description
99.1	News Release dated May 4, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT-HALEY, INC.
Date: May 5, 2004	By:	/s/ PATRICK W. HURLEY Patrick W. Hurley, Chief Financial Officer

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  ITEM 5. Other Events and Regulation FD Disclosure.
  ITEM 7. EXHIBITS
SIGNATURES